Exhibit 8.1

January 26, 2018

Teekay Corporation

4th Floor, Belvedere Building

69 Pitts Bay Road

Hamilton, HM08

Bermuda

Re:     Teekay Corporation Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as counsel to Teekay Corporation , a Republic of the Marshall Islands corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) of a preliminary prospectus supplement dated January 23, 2018 (the “Preliminary Prospectus Supplement”) and a final prospectus supplement dated January 24, 2018 (the “Prospectus Supplement”) to that certain registration statement on Form F-3 filed with the Commission on November 29, 2017 (No. 333-221806), as amended (the “Registration Statement”), for the offer and sale of up to 11,500,000 shares of common stock of the Company.

You have requested our opinion regarding certain United States federal income tax considerations that may be relevant to prospective common stockholders. In rendering our opinion, we have examined and relied upon the truth, accuracy, and completeness of the facts, statements and representations contained in (i) the Preliminary Prospectus Supplement, the Prospectus Supplement and the Registration Statement, (ii) the certificate of the Company and certain affiliates of the Company (the “Tax Certificate”), and (iii) such other documents, certificates, records, statements and representations made by the Company as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have not, however, undertaken an independent investigation of any factual matter set forth in any of the foregoing.

In addition, we have assumed, with your permission, (i) that the statements and representations concerning the Company and its operations contained in the Preliminary Prospectus Supplement, the Prospectus Supplement, and the Registration Statement and the statements and representations contained in the Tax Certificate are true, correct and complete and will remain true, correct and complete at all relevant times, (ii) the authenticity of original documents submitted to us and the conformity to the originals of documents submitted to us as copies and (iii) that any statement or representation contained in the Tax Certificate with the qualification “to the knowledge of” or “based on the belief of” or other similar qualification, is true, correct and complete and will remain true, correct and complete at all relevant times, in each case without such qualification.

Based upon the foregoing, and subject to the limitations, qualifications, assumptions and caveats set forth herein and in the Preliminary Prospectus Supplement, the Prospectus Supplement, and the Registration Statement, we hereby confirm, as of the date hereof, our opinions set forth in the Preliminary Prospectus Supplement, the Prospectus Supplement, and the Registration Statement under the heading “Material United States Federal Income Tax Considerations.”

January 26, 2018

This opinion addresses only the matters of United States federal income taxation specifically described under the heading “Material United States Federal Income Tax Considerations” in the Preliminary Prospectus Supplement, the Prospectus Supplement, and the Registration Statement. This opinion does not address any other United States federal tax consequences or any state, local or foreign tax consequences that may be relevant to prospective common stockholders.

We hereby consent to the discussion of this opinion in the Preliminary Prospectus Supplement, the Prospectus Supplement, and the Registration Statement, to the filing of this opinion as an exhibit to a report on Form 6-K of the Company, to the incorporation by reference of this opinion into the Preliminary Prospectus Supplement, the Prospectus Supplement, and the Registration Statement and to the use of our name under the captions “Risk Factors,” “Legal Matters” and “Material United States Federal Income Tax Considerations” in the Preliminary Prospectus Supplement, the Prospectus Supplement, and the Registration Statement . In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Preliminary Prospectus Supplement, the Prospectus Supplement, or the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Perkins Coie LLP

Perkins Coie LLP